                                                                    Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in Registration Statements
No. 333-71 and No. 333-16239 of Kaiser Aluminum Corporation on Form S-3 and
Registration Statements No. 333-36202 and No. 33-49889 of Kaiser Aluminum
Corporation on Form S-8 of our report dated March 28, 2003, relating to the consolidated financial statements of Kaiser Aluminum Corporation as of and for the year ended December 31, 2002 appearing in the Annual Report on Form 10-K of
Kaiser Aluminum Corporation for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP
/S/ Deloitte & Touche LLP
March 28, 2003
Houston, Texas